Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Neoprobe Corporation
Dublin, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81410, 333-05143, 333-119219, 333-130636, 333-130640, 333-153110, and 333-158323) of Neoprobe Corporation of our report dated March 16, 2011, except for Note 2 which is as of December 30, 2011, relating to the consolidated financial statements, which appears in this Form 8-K.

/s/ BDO USA, LLP

Chicago, Illinois
December 30, 2011